UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 6/15/2023

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed to update the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Gaming and Leisure Properties, Inc. (the “Company”) on June 16, 2023 (the “Original 8-K”). This Amendment is being filed solely to disclose, in accordance with SEC regulations, the Company’s decision in respect of the frequency of future non-binding, advisory shareholder votes regarding executive compensation. No changes have been made to the Original 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, shareholders at the Company's 2023 Annual Meeting of Shareholders held on June 15, 2023, voted, on a non-binding advisory basis, in favor of holding future advisory votes on executive compensation every year. The Company’s Board of Directors has considered the outcome of that vote and decided that the Company will hold future non-binding, advisory votes on executive compensation every year until the Company’s Board of Directors otherwise determines that a different frequency for such non-binding, advisory votes is in the best interest of the Company or until the next required vote on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2023	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Desiree Burke
	Name:	Desiree Burke
	Title:	Chief Financial Officer and Treasurer

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